SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
     Filed by the registrant x
     Filed by a party other thn the registrant _
     Check the appropriate box:
     _ Preliminary proxy statement
     x Definitive proxy statement
     _ Definitive additional materials
     _ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Activision, Inc.
                (Name of Registrant as Specified in Its Charter)

                      Activision, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

x $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
_ $500 per each party to the controversy pursuant to Exchange Act
  Rule 14a-6(i)(3).
_ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4) Proposed maximum aggregate value of transaction:

     _ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing byEregistration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:




                                ACTIVISION, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


     The undersigned stockholder of Activision, Inc., a Delaware corporation (the "Company"), hereby appoints Robert A. Kotick and Brian G. Kelly and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 19, 1995 at 10:00 a.m. at the Century Plaza Hotel, Westside Room, 2025 Avenue of the Stars, Los Angeles, California 90067, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

 1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

               ROBERT A. KOTICK

         _  FOR such nominee     _  WITHHELD as to such nominee


               HOWARD E. MARKS

         _  FOR such nominee     _  WITHHELD as to such nominee


               BRIAN G. KELLY

         _  FOR such nominee     _  WITHHELD as to such nominee

               BARBARA S. ISGUR

         _  FOR such nominee     _  WITHHELD as to such nominee

               STEVEN T. MAYER

         _  FOR such nominee     _  WITHHELD as to such nominee


               MARTIN J. RAYNES

         _  FOR such nominee     _  WITHHELD as to such nominee

 2. The adoption of the amendment to the Company's 1991 Stock Option and Stock Award Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

         _  FOR     _  AGAINST     _  ABSTAIN

 3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.



                    ----------_  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Dated                    ---------------------------------------------, 1995

__________________________________________________
                                    Signature

__________________________________________________
                           Signature, if held jointly

Votes must be indicated by filling in (x) in black or blue ink.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope





                            11601 Wilshire Boulevard
                          Los Angeles, California 90025





                                                                 August 18, 1995



Dear Stockholder:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Activision, Inc. The meeting will be held on Tuesday, September 19, 1995, beginning at 10:00 a.m. at the Century Plaza Hotel, Westside Room, 2025 Avenue of the Stars, Los Angeles, California 90067.

    Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                             Sincerely,




                             Robert A. Kotick
                             Chairman of the Board and
                             Chief Executive Officer




                             Brian G. Kelly
                             Secretary




                            11601 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90025
                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 19, 1995
                ------------------------------------------------


To the Stockholders of Activision, Inc.

   The 1995 Annual Meeting of Stockholders of Activision, Inc. (the "Company") will be held at the Century Plaza Hotel, Westside Room, 2025 Avenue of the Stars, Los Angeles, California 90067, on Tuesday, September 19, 1995 at 10:00 a.m., local time, for the following purposes:

        1.To elect six directors of the Company to hold office for one year terms and until their respective successors are duly elected and qualified.

        2.To adopt an amendment to the Company's 1991 Stock Option and Stock Award Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

        3.To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

   The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

   The Board of Directors of the Company has fixed the close of business on August 18, 1995 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

   STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

   YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                                By Order of the Board of Directors,


                                Brian G. Kelly
                                Secretary
August 18, 1995
New York, New York




                            11601 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90025


                   ------------------------------------------
                                 PROXY STATEMENT
                                     for the
                         Annual Meeting of Stockholders
                        to be held on September 19, 1995
             ------------------------------------------------------

                                  INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Activision, Inc., a Delaware corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, $.000001 par value per share (the "Common Stock"), to be used at the Annual Meeting of Stockholders to be held on Tuesday, September 19, 1995, at the Century Plaza Hotel, Westside Room, 2025 Avenue of the Stars, Los Angeles, California 90067, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   This Proxy Statement and enclosed Proxy Card are first being mailed to the Stockholders of the Company on or about August 18, 1995.

   At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

   1. The election of six directors of the Company ("Directors") to hold office for one year terms and until their respective successors are duly elected and qualified.

   2. The adoption of an amendment to the Company's 1991 Stock Option and Stock Award Plan (the "Employee Stock Plan") to increase the number of shares of Common Stock reserved for issuance thereunder.

   3.   Such other business as may properly come before the Annual Meeting.

   Only the holders of record of the Common Stock at the close of business on August 18, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. As of the Record Date, approximately 14,183,594 shares of Common Stock were outstanding.

   A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a Director (Proposal 1). The affirmative vote of Stockholders owning at least a majority of all outstanding shares of Common Stock voting on Proposal 2 is required for approval of Proposal 2. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote on Proposal 2.

   The Common Stock represented by all properly executed Proxy Cards returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards returned to the Company will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

   Effective August 3, 1992, the Company effected a one-for-ten reverse stock split of its outstanding Common Stock and, effective at the close of business on October 20, 1993, the Company implemented a one-for-three reverse stock split of its outstanding Common Stock. All figures in this Proxy Statement relating to outstanding shares and historical share issuances reflect such reverse stock splits.

   In order that your shares of Common Stock may be represented at the Annual Meeting, you are requested to:

          --indicate your instructions on the Proxy Card;
          --date and sign the Proxy Card;
          --mail the Proxy Card promptly in the enclosed envelope; and
- --allow sufficient time for the Proxy Card to be received on or before
11:00 a.m. on       September 15, 1995.

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   Six Directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the six nominees listed below, all of whom are presently members of the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. However, if any nominee shall become unable to stand for election as a Director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available.

   The information below has been furnished to the Company by the nominees and sets forth for each nominee for election such nominee's name, business experience during the past five years, other directorships held and age. Each such nominee, other than Messrs. Kelly and Raynes, was elected as a Director of the Company in February 1991. Mr. Raynes was elected to the Board in July 1991. Mr. Kelly was elected to the Board in June 1995 to fill the vacancy created as a result of Mr. Keith C. Moore's resignation as a Director and the Chief Operating Officer of the Company. Mr. Moore's resignation became effective on July 15, 1995. All Directors serve for one year terms. There is no family relationship between any nominee and any other nominee or executive officer of the Company.

   For information regarding the beneficial ownership of Common Stock by the current Directors of the Company, see "Security Ownership of Certain Beneficial Owners and Management -- Directors and Executive Officers."

NOMINEES FOR ELECTION AS DIRECTORS

   The following individuals are nominees for election as Directors of the Company at the Annual Meeting:

   Robert A. Kotick, 32, has been Chairman of the Board and Chief Executive Officer of the Company since February 1991. Mr. Kotick was Chairman and Chief Executive Officer of Leisure Concepts, Incorporated, a public company in the licensing and merchandising business, from June 1990 to December 1990. He is also a founder of International Consumer Technologies Corporation ("ICT") and has acted as its President as well as a director since its inception in 1986. As of a result of a merger of a wholly owned subsidiary of the Company with and into ICT in January 1995, ICT is now a wholly owned subsidiary of the Company.

   Howard E. Marks, 33, has been Executive Vice President of the Company and of the Company's development and production division, Activision Studios, since July 1993. From February 1991 through July 1993, Mr. Marks was the Senior Vice President-Managing Director of the Company's European Operations. Mr. Marks is a founder of ICT, and has been a director of ICT since ICT's inception. He also served as Managing Director of Disc Company Europe, which was a subsidiary of ICT until the merger in 1992 of the Company with Disc Company, Inc. ("TDC"), formerly a wholly-owned subsidiary of ICT, from the organization of Disc Company Europe in 1988 until that company discontinued its operations in 1993. Mr. Marks holds a bachelor's degree in Electrical Engineering from the University of Michigan.

   Brian G. Kelly, 32, has served as Chief Financial Officer of the Company since February 1991, as Secretary of the Company since May 1991, and as Chief Operating Officer since July 15, 1995. Mr. Kelly has served as Vice President-Finance of ICT since December 1990 and a director of ICT since February 1994. From September to December, 1990, he served as Vice President-Finance of Leisure Concepts, Incorporated. Mr. Kelly served in various capacities, most recently as Vice President-Finance and Administration, of Vista Organization, Ltd., a motion picture production company, from 1987 to 1990. From 1984 to 1987, Mr. Kelly was employed by Peat Marwick Main & Co. as a Senior Accountant and Senior Tax Specialist. Mr. Kelly holds a bachelor degree in accounting from Rutgers University, is a certified public accountant, and holds a law degree from the Fordham University School of Law.

   Barbara S. Isgur, 53, is a Senior Vice President of Stratagem, an investment banking firm specializing in the desktop software industry. She has held such position since September 1993. Ms. Isgur also served as President of BSI Consulting from 1990 to 1993. She served as a Vice President of Needham & Co., a high technology investment banking firm, from 1989 to 1990. During 1988, Ms. Isgur served as a Vice President at Manufacturers Hanover Securities. From 1985 to 1988, she was a principal of D.H. Brown Associates. Ms. Isgur was a Vice President and microcomputer industry analyst at PaineWebber, Incorporated from 1981 to 1985. Ms. Isgur is a member of the Audit Committee and the Compensation Committee of the Board.

   Steven T. Mayer, 50, is an independent multimedia consultant to a number of major corporations. From 1984 until December 1992, Mr. Mayer was Chairman of the Board of Digital F/X, Incorporated, a manufacturer of video production equipment. Mr. Mayer was a founder of Atari Corporation in 1973, and served as a Division President of Warner Communications-Entertainment Software until 1985, when he left to start Take One Partners, Incorporated, the predecessor to Digital F/X. Mr. Mayer is a member of the Audit Committee and the Compensation Committee of the Board.

   Martin J. Raynes, 49, has been a real estate investor and developer for more than ten years. In addition to these activities, during 1991 he has been a consultant to the Davis Companies, a private investment firm. From 1983 to November 1993, Mr. Raynes was a director of Medco Containment Services, Inc., a public company providing cost containment prescription drug programs. Mr. Raynes filed a petition for reorganization under the Bankruptcy Code in 1991.

BOARD OF DIRECTORS' MEETINGS

   The Board held seven meetings and executed one written consent during the Company's full fiscal year ended March 31, 1995. In such fiscal year, each incumbent Director attended at least 75% of the meetings of the Board and of each committee thereof of which he or she was a member, except Mr. Raynes did not attend four Board meetings.

BOARD COMMITTEES

   The Board has established an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

   Audit Committee. The Audit Committee is composed of Ms. Isgur and Mr. Mayer. The function of the Audit Committee is to recommend to the Board the independent public accountants to be engaged by the Company and to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement and the extent to which the Company has implemented changes suggested by the internal audit staff and the independent public accountants. The Audit Committee also reviews the terms of material related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met once during the fiscal year ended March 31, 1995.

   Compensation Committee. The Compensation Committee is composed of Ms. Isgur and Mr. Mayer. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. The Compensation Committee also serves as the committee to administer the Company's Employee Stock Plan. No member of the Compensation Committee is an employee of the Company. The Compensation Committee met four times during the fiscal year ended March 31, 1995. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "Compensation Committee Report on Executive Compensation."

COMPENSATION OF DIRECTORS

   Each Director who was not an employee of the Company was compensated at the rate of $10,000 per year for his or her regular services as a Director, with an additional $1,000 for each Board meeting attended in person, $750 for each Board meeting attended via conference telephone, $750 for each meeting of a committee of the Board of which such Director is a member attended in person and $500 for each meeting of a committee of the Board of which such Director is a member attended via conference telephone.




     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR
                                    DIRECTOR.





EXECUTIVE OFFICERS AND KEY EMPLOYEES

   None of the Executive Officers of the Company are related, and each holds office at the pleasure of the Board. As of July 28, 1995, the Executive Officers and certain key employees of the Company were as set forth below.

   Robert A. Kotick, Chairman of the Board and Chief Executive Officer since February 1991. Biographical information regarding Mr. Kotick is set forth under "Nominees for Election as Directors."

   Howard E. Marks, Executive Vice President since February 1991.
Biographical information regarding Mr. Marks is set forth under "Nominees for Election as Directors."

   Brian G. Kelly, Chief Operating Officer since July 15, 1995, Chief Financial Officer since February 1991, and Secretary since May 1991. Biographical information regarding Mr. Kelly is set forth under "Nominees for Election as Directors."

   Barry J. Plaga, 33, has served as a Vice President of the Company since February 1991 and Chief Accounting Officer since March 1992. In addition, Mr. Plaga has been Controller of ICT and TDC since January 1991. Prior to joining ICT, Mr. Plaga was Chief Financial Officer of RMED International from April to December, 1990. Prior to his employment at RMED, Mr. Plaga was Chief Financial Officer and Secretary of Strategic Mortgage Investments, Inc., for whom he served in various capacities from 1987. Mr. Plaga is a certified public accountant and holds a Bachelor of Science degree in accounting and a Master of Accounting degree from the University of Southern California.

   Alan R. Gershenfeld, 32, has served as the Vice President of Production since October 1994 and the Vice President of Creative Affairs of the Company since August 1993. From 1992 to 1993, Mr. Gershenfeld was the Associate Director for Programming/Director of Screenwriting Competition for Philadelphia Festival of World Cinema and from 1989 to 1991 he was a post-production /delivery supervisor at Edward R. Pressman Film Corp. Mr. Gershenfeld holds a bachelor degree in international relations from Swarthmore College.

   Eric A. Johnson, 31, has served as Vice President of Marketing since November 1994. He previously served as the Senior Vice President of Activision Merchandising and Licensing, Vice President of the Company's Creative Services Division and General Manager of Activision Merchandising and its predecessor operation at TDC, since 1989. From 1984 to 1989, Mr. Johnson was a partner in Select Hotel Management, where he developed hotel properties throughout Michigan. Mr. Johnson holds a bachelor degree in economics from the University of Michigan.

   Ben M. Tenn, 48, has served as Vice President of Sales of the Company since May 1994. Prior to joining the Company and since 1987, Mr. Tenn was a shareholder and Executive Vice President of Best Film & Video Corp., a producer and distributor of children's and special interest home video cassettes. From 1975 to 1986, Mr. Tenn was with The Walt Disney Company serving as Vice President of Walt Disney Home Video.

   Lawrence Goldberg, 36, has served as Vice President, Business Affairs and General Counsel of the Company since August 1994. From 1986 until August 1994, Mr. Goldberg was an attorney at Rosenfeld, Meyer and Susman, and he became a partner at the firm in 1991. From 1984 until 1986, Mr. Goldberg was an attorney at O'Melveny & Myers. Mr. Goldberg received his law degree from the University of California at Los Angeles and he holds a Bachelor of Science degree in industrial and labor relations from Cornell University.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   CERTAIN BENEFICIAL OWNERS

   The following table sets forth information regarding the beneficial ownership of shares of the Common Stock, including shares of the Common Stock as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by each person known to the Company to own 5% or more of such shares as of July 28, 1995, other than directors and executive officers. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or it.

                   SHARES BENEFICIALLY OWNED (1)
     BENEFICIAL                                     PERCENT
     OWNER AND ADDRESS                  AMOUNT     OF CLASS

     Steven Wynn                       1,431,940       10.1%
     c/o Mirage Hotel
     Corporate Offices
     3400 Las Vegas Blvd. South
     Las Vegas, NV 89109

     Turnberry Capital Management, L.L.C.(2)1,000,000   7.2%
     Turnberry Capital Management, L.P.(2)
     Tower Forty-Nine
     12 East 49th Street
     New York, NY 10017
___________________________
(1) Number of shares and percent of class are computed assuming that none of the outstanding warrants or options held by Directors and employees have been exercised.

(2) The investment of the securities is managed by such persons for (i) First Boston Special Limited Partner, Inc., (ii) SSF Beteiligungen,
     (iii) a New York not-for-profit corporation, and (iv) Turnberry Capital Partners, L.P., Turnberry Offshore Capital Partners, L.P. and Prestwick Capital Partners, L.P.


     DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, including shares of the Common Stock as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by the Directors, nominees for election as directors and the named executives of the Company set forth in the "Summary Compensation Table" under "Executive Compensation," and all Directors, nominees for directors and executive officers as a group, as of July 28, 1995. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

                       SHARES BENEFICIALLY OWNED
     NAME AND                                       PERCENT
         TITLE                          AMOUNT   OF CLASS(1)

     Robert A. Kotick, Chairman, Chief
       Executive Officer and Director1,316,211(2)       9.2%


     Howard E. Marks, Executive Vice
       President and Director       1,248,118(2)        8.8%

     Keith C. Moore, Chief
       Operating Officer and Director(3)1,195,078(2)    8.4%

     Brian G. Kelly, Chief
       Financial Officer, Secretary and
       Director(3)                    574,903(2)        4.0%

     Barbara S. Isgur, Director        34,238(4)           *

     Steven T. Mayer, Director         25,445(4)           *

     Martin J. Raynes, Director        19,584(4)           *

     All Directors and Executive
       Officers as a Group
        (7 persons)                    4,376,096       30.2%
- ------------------------------
(1) Percent of Class, except with respect to Messrs. Kotick, Moore, Marks, Kelly, and all Directors and Executive Officers as a Group, was computed based on 14,183,594 shares of Common Stock outstanding as of July 28, 1995, which does not assume the exercise of any outstanding Director's or employee's warrants or options. Percent of Class with respect to Messrs. Kotick, Moore, Marks, Kelly, and all Directors and Executive Officers as a Group was computed based on 14,183,594 shares of Common Stock outstanding as of July 28, 1995 and, in each such person's case, the number of shares of Common Stock issuable upon the exercise of the warrants or options exercisable within 60 days held by such individual or, in the case of all Directors and Executive Officers as a Group, the number of shares of Common Stock issuable upon the exercise of the warrants or options exercisable within 60 days held by all such individuals, but does not include the number of shares of Common Stock issuable upon the exercise of any other outstanding Director's or employee's warrants or options.

(2)  Includes (i) 85,000, 31,000, 20,000 and 81,000 shares issuable to Mr.
     Kotick, Mr. Marks, Mr. Moore and Mr. Kelly, respectively, upon exercise of options exercisable within 60 days held by each such individual pursuant to the Employee Stock Plan, (ii) 128,224, 128,224, 128,224 and 292,799 shares issuable to Mr. Kotick, Mr. Marks, Mr. Moore and Mr. Kelly, respectively, upon exercise of currently exercisable options issued to such individuals as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by them, and (iii) with respect to each of Messrs. Kotick and Kelly, 37,481 shares owned directly by Delmonte Investments, L.L.C., of which each such individual is a controlling person.

(3) Mr. Moore resigned his positions as Director and Chief Operating Officer effective July 15, 1995. Mr. Kelly was elected as a Director and as Chief Operating Officer to succeed Mr. Moore.

(4) Includes 19,584 shares issuable to each of Ms. Isgur, Mr. Mayer and Mr. Raynes upon exercise of warrants exercisable within 60 days held by each such individual pursuant to the Company's Director Warrant Plan.

*    Percent of Class less than 1%.


EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1995, 1994 and 1993, of those persons who were at March 31, 1995 (i) the chief executive officer and (ii) the Company's three other most highly compensated executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                     Annual Compensation              Long-Term Compensation
                                            Other
Name and                                    Annual            Securities
 Principal          Fiscal                  Compen-           Underlying
 Position           Year      Salary (1)   sation (2)         Options (#)

Robert A. Kotick    1995    $164,455          --            175,000
 Chairman of the    1994     140,000           -                  -
 Board and Chief    1993      37,500     $12,000             25,000
 Executive Officer

Howard E. Marks     1995    $149,814          --            105,000
 Executive Vice     1994     125,000           -                  -
 President          1993     176,000     $43,000             25,000
 and Director

Keith C. Moore      1995    $135,000          --             50,000
 Chief Operating    1994     135,000           -                  -
 Officer(3)         1993      37,500     $12,000             25,000

Brian G. Kelly      1995    $152,724          --            155,000
 Chief Financial    1994     128,000          --                  -
 Officer, Chief     1993      87,000          --             25,000
 Operating Officer,
 Secretary and Director(4)

- --------------------------

(1) Not included in Mr. Kotick's and Mr. Moore's salaries for fiscal 1993 is compensation paid by TDC prior to its merger with the Company.

(2) Includes for Mr. Kotick and Mr. Moore, $12,000 each of car allowance; for Mr. Marks, $43,000 of housing and car allowances while Mr. Marks was located in Europe.

(3) Mr. Moore resigned as a director and executive officer of the Company effective July 15, 1995. Pursuant to the terms of a certain Transition and Severance Agreement, dated as of July 10, 1995, between the Company and Mr. Moore, Mr. Moore may exercise any options to purchase shares of the Common Stock granted to him pursuant to the Employee Stock Plan that were vested and exercisable at July 15, 1995 (20,000 shares) at any time prior to October 15, 1995. All other options previously granted to Mr. Moore were terminated.

(4) Mr. Kelly was elected to the position of Chief Operating Officer and Director on July 15, 1995.



     The following table sets forth certain information concerning stock options granted pursuant to the Employee Stock Plan during the fiscal year ended March 31, 1995 to the Named Executives. Under the Employee Stock Plan, options to purchase an aggregate of 1,072,998 shares of the Common Stock were granted during the fiscal year ended March 31, 1995 and options to purchase 1,190,133 shares of the Common Stock were outstanding as of March 31, 1995. No stock appreciation rights were granted to any of the Named Executives during the last fiscal year.




                       OPTION GRANTS IN LAST FISCAL YEAR


                                          Individual Grants               Potential Realizable Value at Assumed Annual
                                % of Total                                    Rates of Stock Price Appreciation for
                                  Options                                            Options Term of 10 Years(6)
                                Granted to   Exercies or                                5%                       10%
                     Options   Employees in  Base Price    Expiration  Price Per     Aggregate Price Per      Aggregate
Name                 Granted(#) Fiscal Year  ($/Share)(1)     Date       Share       Value(7)     Share          Value
- ------------------
Robert A. Kotick(2)  175,000       16.3%        $5.74        07/15/99    $ 9.3438    $631,316  $14.8784       $1,599,878
Howard Marks(3)      105,000        9.8%        $6.22        07/15/99    $10.1341    $410,825  $16.1368       $1,041,112
Keith C. Moore(4)     50,000        4.7%        $5.95        10/15/95    $ 9.6887    $187,033  $15.4276       $  473,979
Brian G. Kelly(5)    155,000       14.4%        $5.59        07/15/99    $ 9.0982    $544,466  $14.4873       $1,379,783


 (1) The exercise or base price ($/share) is based on the weighted average exercise price of options granted to the Named Executive during the last fiscal year.

(2) All of Mr. Kotick's stock options were granted on July 15, 1994, at exercise prices of $8.50 per share (40,000 options), $5.31 per share (85,000 options) and $4.25 per share (50,000 options). Except for the 50,000 options grant, which vested in full on July 15, 1994, 20% of Mr. Kotick's stock options became exercisable on July 15, 1995 and the remaining stock options will become exercisable at a rate of 20% per year thereafter.

(3) All of Mr. Marks' stock options were granted on July 15, 1994, at exercise prices of $8.50 per share (30,000 options) and $5.31 per share (75,000 options). Twenty percent of Mr. Mark's stock options became exercisable on July 15, 1995 and the remaining stock options will become exercisable at a rate of 20% per year thereafter.

(4) All of Mr. Moore's stock options were granted on July 15, 1994, at exercise prices of $8.50 per share (10,000 options) and $5.31 per share (40,000 options). Twenty percent of Mr. Moore's stock options became exercisable on July 15, 1995 and the balance were to become exercisable at a rate of 20% per year thereafter, but have been terminated. See Footnote 3 to the Summary Compensation Table above.

(5) All of Mr. Kelly's stock options were granted on July 15, 1994, at exercise prices of $8.50 per share (30,000 options), $5.31 per share (75,000 options) and $4.25 per share (50,000 options). Except for the 50,000 options grant, which vested in full on July 15, 1994, 20% of Mr. Kelly's stock options became exercisable on July 15, 1995 and the remaining stock options will become exercisable at a rate of 20% per year thereafter.

(6) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price of such option, so that no assurance that the value realized by the executive will be at or near the values estimated above.

(7) Not discounted to present value. Using a discount rate of 8%, the present value of the assumed potential realizable value of Messrs. Kotick's, Marks', Moore's and Kelly's award each is $292,421, $190,292, $86,633 and $252,193 at a 5% annual rate of stock price appreciation and $741,053, $482,236, $219,544 and $639,106 at a 10% annual rate of stock price appreciation, respectively.


Shown below is further information with respect to the unexercised options to purchase shares of the Common Stock granted prior to the fiscal year ending March 31, 1995 and under the Employee Stock Plan to the Named Executives and held by them at March 31, 1995. None of the Named Executives exercised any stock options during fiscal 1995.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                     Value of Unexercised
                  Number of Securities   In-the-Money
                 Underlying Unexercised    Options
                    Options at FY-End     at FY-End
                       Exercisable/      Exercisable/
     Name             Unexercisable   Unexercisable (1)

     Robert A. Kotick60,000 / 140,000$117,500 /  $103,650

     Howard E. Marks 10,000 / 120,000 $30,000 /  $96,750

     Keith C. Moore  10,000 / 65,000  $30,000 /  $72,600

     Brian G. Kelly  60,000 / 120,000$117,500 /  $96,750

- ---------------------------

(1) Upon exercise of an option, an individual does not receive a cash payment equal to the amount contained in the column "Value of Unexercised In-the-Money Options at FY-End." No cash is realized until the shares received upon exercise of an option are sold. The amounts contained in such column reflect the increase in the price of the Common Stock from the option award date to March 31, 1995, in each case multiplied by the number of shares covered by the option. These increases ($1.96/$.74 for Mr. Kotick, $3.00/$.81 for Mr. Marks, $3.00/$.12 for Mr. Moore and $1.96/$.81 for Mr. Kelly) are based on the reported last sale price of the Common Stock on March 31, 1995 ($6.00 per share) as compared to the exercise price of the options.


INDEBTEDNESS OF MANAGEMENT

    In December 1994, the Company provided to Mr. Kotick a loan in the amount of $44,000 to fund the state and local tax liabilities incurred by Mr. Kotick as a result of distributions made to him by ICT of shares of the Common Stock. Such loan bore interest at a rate of 8.5% per annum and was evidenced by a promissory note (the "First Note") with a maturity date of April 30, 1995. In April 1995, the Company extended the maturity date of all payments due under the First Note and provided to Mr. Kotick an additional loan in the amount of $100,000 to assist in his payment of Federal income taxes. As evidence of such extension and the making of the additional $100,000 loan, the First Note was cancelled and Mr. Kotick issued two new promissory notes in favor of the Company, one with a principal balance of $100,000 and the other with a principal balance of $49,319.39. Each of such promissory notes bears interest at 8.5%, has a maturity date of April 28, 1996, and is to be secured by certain shares owned by Mr. Kotick and his primary residence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    The members of the Company's Compensation Committee for fiscal 1995 were Barbara Isgur and Steven Mayer. Both members are non-employee Directors of the Company and neither has any direct or indirect material interest in or relationship with the Company outside of his or her position as a Director. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors of the Company requiring disclosure.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

    Although all final decisions regarding executive compensation, other than those relating to grants of awards under the Employee Stock Plan, which are made by the Compensation Committee, are made by the Board, in making such decisions the Board takes into consideration the recommendations of its Compensation Committee. The Compensation Committee is responsible for conducting annual reviews of the compensation package provided to the Company's chief executive officer and all other executive officers of the Company, as well as the general compensation policies of the Company. Such annual review includes a comparison of the Company's executive compensation, corporate performance, growth, share appreciation and total return to the Stockholders with that of similar companies. In addition, the Compensation Committee in preparing its recommendations with respect to executive compensation to the Board will generally take into account and give substantial weight to the Company's chief executive officer's recommendations relating to compensation to be paid to executive officers other than himself. The Compensation Committee's objective is to provide compensation that is fair and equitable to both the employee and the Company and that provides appropriate incentives to the employee. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and their resultant combined value to the Company's long-term performance and growth.

    The Company's executive officer compensation program, administered by the Compensation Committee of the Board of Directors, is based upon the following guiding principles:

          1.Competitive pay and benefits that allow the Company to attract and retain people with the skills critical to the long-term success of the Company.

          2.Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing Stockholder value.

          3.Emphasize the granting of equity-based awards over cash compensation so as to align the interests of executives officers with those of the Stockholders.

    The key elements of the Company's executive compensation package consist of base salary, annual bonus, stock options and restricted stock. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and will continue to review the full compensation package provided by the Company to the individual, including severance, pension, insurance and other benefits.

    Base Salaries. An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary, taken in the context of the executive's entire compensation package, is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other similar companies.

    Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. The Compensation Committee will, in determining the amount of annual cash bonuses, if any, to be paid to executive officers, review the performance of the Company and, if appropriate, the Common Stock during the fiscal year then ended, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term growth of the Company, as well as such other matters as the Compensation Committee may deem appropriate.

    Stock Options and Restricted Stock. The purpose of long-term awards, currently in the form of stock options and grants of restricted stock, is to align the interests of the executive officers with the interests of the Stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Compensation Committee favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options and restricted stock better motivates executive officers to exert their best efforts on behalf of the Company and the Stockholders. In determining annual stock option grants, the Compensation Committee bases its decision on the individual's performance and potential to improve Stockholder value. In fiscal 1995, the Compensation Committee made stock option grants to each of the Company's executive officers. The amount of share options granted ranged from 50,000 to 175,000 and the exercise prices thereof ranged from $4.25 to $8.50 per share.

    Compensation of Chief Executive Officer. With respect to the base salary paid to Mr. Kotick, the Company's Chief Executive Officer, in the fiscal year ended March 31, 1995, the Compensation Committee conducted an informal survey of the base salaries of chief executive officers of several other computer software companies similar to the Company and the qualifications, experience and responsibilities of such chief executive officers. As a result of such comparison, Mr. Kotick's base salary was increased from $140,000 to $175,000 per annum effective July 10, 1994. In addition, in fiscal 1995, the Compensation Committee granted to Mr. Kotick options to purchase 85,000 shares at an exercise price of $5.31 per share (which was 125% of the market price of the Common Stock at the date of grant) and 40,000 shares at an exercise price of $8.50 per share (which was 200% of the market price of the Common Stock at the date of grant) as part of his annual compensation package because the Compensation Committee determined that Mr. Kotick's base salary and cash compensation were lower than cash compensation packages paid by comparable companies to their respective chief executive officers. In addition, the Compensation Committee granted to Mr. Kotick options to purchase 50,000 shares at an exercise price of $4.25 per share (which was the market price of the Common Stock at the date of grant) as a special bonus for his substantial efforts over a several year period relating to the Company's successful financial and operational restructuring and capital raising activities.

    Federal Tax Implications for Executive Compensation. It is the responsibility of the Compensation Committee of the Board to address the issues raised by the recent change in Federal tax law which makes certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Compensation Committee is obligated to determine whether any actions with respect to this new limit need to be taken by the Company. At the present time, it is not anticipated that any executive officer of the Company will receive any compensation in excess of this amount.


                                                      COMPENSATION COMMITTEE

                                                            Barbara S. Isgur
                                                             Steven T. Mayer



                      COMMON SHARE PRICE PERFORMANCE GRAPH

  The following graphs compare the cumulative total Stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return on the NASDAQ Composite Index and the H&Q Technology Index, for the period March 31, 1989 through March 31, 1992, and separately for the period March 31, 1992 through March 31, 1994. The share price performance comparisons are presented separately for the two periods because the Company does not believe that these two periods are comparable, for the following reasons:

  (1) In February 1991, after a substantial deterioration of the Company's financial condition, there was a change in management of the Company. As a result, present management assumed control of the company.

  (2) In October 1991, the Company filed a petition for reorganization under Chapter 11, and it emerged from the bankruptcy reorganization in January, 1992. As a result of the reorganization, the previous creditors received common stock of the Company and the previous stockholders' interests were substantially diluted.

  (3) Until March 1991, the common stock was traded on the NASDAQ National Market System. From that time, when NASDAQ removed the common stock from trading due to the Company's failure to maintain certain capital requirements, until the second calendar quarter of 1993, trading in the Company's common stock was sporadic and irregular. On October 22, 1993, the common stock became listed on the NASDAQ SmallCap Market.

  During the period after March 31, 1991 and through approximately June 30, 1993, the Company's common stock was quoted only in the OTC Bulletin Board, and not on NASDAQ. While bid and ask quotes are available for this period, the spread between the bid and ask prices was extremely large, and the Company is not aware of any actual trades that took place during this period. Consequently, the values of the Company's stock at March 31, 1992 and March 31, 1993 in the following graphs are based on the low bid price reported for the stock for the respective quarter then ended; which the Company believes most accurately reflect market values as of these dates.

  The Stockholder return shown on the graphs below is not indicative of future performance.


                         Pre-Reorganization Fiscal Years:  1990 to 1992
                         ----------------------------------------------

                         3/31/90        3/31/91        3/31/92
                         -------        -------        -------
Activision               $100.0         $  9.1         $  0.3
NASDAQ                     00.0         $110.7         $138.6
H&Q Technology           $100.0         $113.2         $130.5



                         Post-Reorganization Fiscal Years:1  993 to 1995
                         -----------------------------------------------

                         3/31/92        3/31/93     3/31/94        3/31/95
                         -------        -------     -------        --------
Activision               $100.0         $640.0      $1,840.0       $1,280.0
NASDAQ                   $100.0         $114.3      $  123.1       $  135.4
H&Q Technology           $100.0         $108.8      $  120.4       $  155.3



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


  MERGER WITH ICT

  Effective January 1995, a newly formed subsidiary of the Company, ACTV Acquisition, Inc. ("ACTV"), merged with and into ICT, with ICT as the surviving corporation. ICT's sole asset at the time of such merger was 5,429,600 shares of Common Stock. No other assets or liabilities were acquired or assumed by the Company as a result of the merger. The shares of Common Stock previously held by ICT were distributed to the shareholders of ICT on account of their ICT Common Stock.

  PROMISSORY NOTE DUE TO ICT

  As a result of the March 1992 merger (the "Merger") of TDC, a wholly-owned subsidiary of ICT, with and into the Company, the Company assumed TDC's non-interest bearing intercompany obligation to ICT. The balance due ICT as of March 31, 1993 was approximately $454,000. On April 1, 1993, the Company executed a promissory note in favor of ICT for the portion of the balance of the obligation, the principal balance of which bore interest at 7% per annum. During fiscal 1994, the Company repaid ICT the balance due in full plus interest in the amount of $5,000.

  PRIVATE PLACEMENT TRANSACTIONS AND RECAPITALIZATION

   On April 19, 1993, the Company completed a private placement (the "Preferred Private Placement") of 5,000 shares of newly created Series AA Preferred Stock ("Series AA Stock") and warrants (the "Private Placement Warrants") to purchase 666,667 shares of Common Stock. The Company received $5.0 million of gross proceeds from the Preferred Private Placement, which was consummated as of March 31, 1993.

  On January 31, 1994, the Company completed a private placement (the "Common Stock Private Placement") of 5,003,006 shares of the Company's Common Stock at a price of $8.50 per share. As a result of the Common Stock Private Placement, the Company received net proceeds of approximately $39.5 million.

  In connection with the Common Stock Private Placement, the Company granted certain registration rights to the purchasers (the "Common Stock
Purchasers") of the Common Stock offered in the Common Stock Private
Placement.

  Simultaneously with the closing of the Common Stock Private Placement, the Company effected a recapitalization (the "Recapitalization") pursuant to a Share Exchange and Recapitalization Agreement (the "Recapitalization Agreement"), dated January 14, 1994, entered into by the Company and the holder of the Company's Series A Preferred Stock and the holders of the Series AA Stock. The Recapitalization consisted of the following: (1) 700,000 Common Stock warrants issued in connection with the Merger (the "Merger Warrants") with an exercise price of $.60 per share were exercised, using 33,838 shares ($420,000 liquidation value) of the Series A Stock to pay the exercise price thereof; (2) 400,000 Private Placement Warrants with an exercise price of $.30 per share were exercised, using 111 shares ($120,000 liquidation value) of the Series AA Stock to pay the exercise price thereof; (3) the remaining Series A Stock, with a liquidation preference of approximately $30.9 million, including accrued and unpaid dividends through January 28, 1994 (after exercise of 700,000 Merger Warrants), was exchanged for 3,630,368 shares of Common Stock evidenced by two share certificates, one of which was in the amount of 2,964,706 shares of Common Stock representing the principal amount of the Series A Stock exchanged and the other was in the amount of 665,662 shares representing the accumulated dividends on such Series A Stock; (4) Series AA Stock with a liquidation preference of approximately $3.1 million, including accrued and unpaid dividends through January 28, 1994 (after exercise of 400,000 Private Placement Warrants), was exchanged for 365,792 shares of Common Stock; and
(5) the Company purchased the remaining 2,000 shares of the Series AA Stock for an aggregate purchase price of $2,152,822, which was equal to the aggregate liquidation preference of such Series AA Stock, including accrued and unpaid dividends through January 28, 1994.

  In connection with the Recapitalization, the Company granted certain registration rights to the holder of the Series A Stock and the holders of the Series AA Stock who exchanged their Series AA Stock for Common Stock, the terms of which were substantially similar to those of the registration rights granted by the Company to the Common Stock Purchasers in the Common Stock Private Placement. A registration statement on Form S-3 registering for resale under the Securities Act 11,401,066 shares of Common Stock, which includes shares issued in connection with the Common Stock Private Placement and the Recapitalization, was declared effective by the Commission on April 26, 1994.

  As a result of the Recapitalization described above, (i) the Company has no issued and outstanding preferred stock or any other securities senior in right or preference to the Common Stock and (ii) the total number of shares of Common Stock issuable upon the exercise of Private Placement Warrants were reduced from 400,000 to 266,667. The remaining Private Placement Warrants were exercised in full in January 1995. Other than common stock options and warrants granted to officers, Directors and employees, as of March 31, 1995, the Company had no Common Stock options or warrants outstanding.




                                   PROPOSAL 2

                    APPROVAL OF AN INCREASE IN THE AGGREGATE
                    NUMBER OF SHARES OF COMMON STOCK RESERVED
                   FOR ISSUANCE UNDER THE EMPLOYEE STOCK PLAN

  The Company's Employee Stock Plan was approved by Stockholders of the Company on FebruaryE28, 1992 and automatically terminates on NovemberE26, 2001. On JuneE24, 1992, the Board, in order to comply with securities laws of California, adopted an amendment to the Employee Stock Plan, which amendment did not require the prior approval of the Stockholders. On each of December 15, 1992 and January 27, 1995, the Stockholders approved an amendment to the Employee Stock Plan proposed by the Board increasing the aggregate number of shares of Common Stock reserved for issuance under the Employee Stock Plan.

  Pursuant to the terms of the Employee Stock Plan, individuals whose judgment, initiative and efforts are responsible for the success of the Company may be granted options, stock appreciation rights, restricted stock, deferred stock or other stock-based awards relating to the Common Stock.
The total number of shares of the Common Stock authorized for distribution under the Employee Stock Plan is 2,066,667. As of July 28, 1995, there are outstanding options to purchase 1,631,633 shares of the Common Stock, 286,976 of which options are currently vested and exercisable. All outstanding options under the Employee Stock Plan were granted at exercise prices equal to or greater than the market value of the Common Stock on the date of grant.

  In June 1995, as part of its review of senior executive compensation for fiscal 1996, the Compensation Committee agreed to the grant to the Company's senior executive officers options to purchase an aggregate of 1,575,000 shares of the Common Stock. At the time, the market price of the Common Stock was $6.75 per share. The options, which were granted on July 15, 1995 (the "Grant Date"), subject to the approval by the stockholders of the proposed increase in the shares authorized under the Employee Stock Plan, will vest and become exercisable over a three year period. One third of the options vest and become exercisable on June 15, 1996, but only if the average closing price of the Common Stock on the NASDAQ National Market System for any thirty consecutive trading days during the period from the Grant Date through June 15, 1996 has exceeded the $13.56 exercise price for the first one third of the options; an additional one third of the options (plus the first one third of the options if not previously vested) vest and become exercisable on June 15, 1997, but only if the average closing price of the Common Stock on the NASDAQ National Market System for any thirty consecutive trading days during the period from the Grant Date through June 15, 1997 has exceeded the $16.94 exercise price for the second one third portion of the options; and the last one thrid of the options (plus the first two thirds of the options if not previously vested) vest and become exercisable on June 15, 1998, but only if the average closing price of the Common Stock on the NASDAQ National Market System for any thirty consecutive trading days during the period from the Grant Date through June 15, 1998 has exceeded the $21.18 exercise price for the last one third of the options.
If all of the options are not vested by June 15, 1998, the unvested options will automatically terminate. The exercise price for each portion of the options was fixed so as to approximate a threshold market price for the Common Stock that, if achieved, would produce a 25% return, compounded annually, through a particular vesting date on the $8.50 per share price paid in January 1994 by the investors in the Common Share Private Placement. The options are otherwise issued under and are governed by the Employee Stock Plan.

  In addition, the Compensation Committee adopted, in June 1995, compensation guidelines to be used in the current fiscal year, pursuant to which the non-executive management of the Company would be entitled to receive incentive compensation consisting of, among other things, shares of restricted Common Stock so long as the Company achieves certain increases in the Company's earnings for the fiscal year. In order to ensure that the Company will have sufficient number of shares of restricted Common Stock which could be awarded to the employees pursuant to such guidelines, it is the Board's belief that an increase in the number of shares available for distribution under the Employee Stock Plan is necessary.

  The Board is, therefore, requesting approval by the Stockholders of an amendment to the Employee Stock Plan providing for an increase by 2,000,000 shares of Common Stock in the maximum number of shares that may be issued pursuant to award grants made under the terms of the Employee Stock Plan, raising the total number of shares of Common Stock reserved for issuance thereunder to 4,066,667 shares. The proposed increase was approved by the Board in July 1995. With the increase, the shares of the Common Stock available for issuance under the Employee Stock Plan will constitute 22.3% of the total shares of Common Stock outstanding on a fully diluted basis, assuming the granting of awards for all of the Common Stock available for issuance under the Employee Stock Plan and the issuance of such Common Stock upon the exercise thereof and assuming that all options, rights and warrants for Common Stock currently outstanding are exercised.




                   THE BOARD RECOMMENDS THAT YOU VOTE FOR THE
                  PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PLAN



                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1995, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with except that: (i) Mr. Kelly filed a late Form 4 with respect to one transaction; (ii) each of Messrs. Moore and Kotick filed a late Form 4 with respect to three transactions; (iii) Mr. Marks filed a late Form 4 with respect to four transactions; and (iv) Mr. Plaga filed a late Form 4 with respect to two transactions.


INDEPENDENT PUBLIC ACCOUNTANTS

  Coopers & Lybrand were the Company's independent public accountants for the fiscal year ended March 31, 1995 and have been the Company's independent public accountants for more than five years. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.



STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1996 must be received by the Company at its principal executive offices no later than April 20, 1996 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


FINANCIAL AND OTHER INFORMATION

  The Company's Annual Report for the fiscal year ended March 31, 1995, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.


EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by Directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives.





OTHER MATTERS

  The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote the proxies received by them in accordance with their best judgment with respect to all such matters.




STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXY CARDS WITHOUT DELAY.   A
PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                           By Order of the Board of Directors,


                           Brian G. Kelly
                           Secretary
_______________________________
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.